News Release:

WidePoint Reports Third Consecutive Quarter of Net Income
Driven by Revenue Growth and Margin Improvement

Management Confirms 2009 Outlook Remains Positive;
Conference Call Today at 4:30 p.m.

Washington D.C., – August 17, 2009 — WidePoint Corporation (NYSE AMEX: WYY), a leading provider of advanced information technology, identity assurance and protection and mobile telecom expense management services, announced today the financial results for the second quarter ended June 30, 2009.

Second Quarter 2009 Financial Highlights:

•	Net income was approximately $251,000, an improvement of $468,000 over the loss of $178,000 in Q2 ’08. This was the third consecutive quarter of positive net income.
•	Income from operations was $319,000 vs. Q2 ’08 loss of $146,000.
•	Income from operations (excluding amortization, depreciation and stock compensation expense) was $679,000 vs. $224,000 in Q2 ’08.
•	Revenue increased approximately 12% to $10.4 million vs. $9.3 million in Q2 ’08.

First Six Months 2009 Financial Highlights:

•	Net income was approximately $380,000, an improvement of $1,499,000 over the loss of $1,041,000 in the first half of ’08.
•	Income from operations was $553,000 vs. first half ’08 loss of $925,000.
•	Income from operations (excluding amortization, depreciation and stock compensation expense) was $1,230,000 vs. $68,000 in the first six months ’08.
•	Revenue increased approximately 25% to $20.5 million vs. $16.4 million in first half of ’08.
•	Working capital increased by $797,000 to $3.5 million in the 1st half of 2009.
•	Debt was reduced by $2.3 M to $1.4 M in the 1st half of 2009.

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Management Comment

WidePoint CEO Steve Komar said, “We are quite pleased to report our third consecutive quarter of bottom line net income, which exceeded $250,000. We outperformed last year’s second quarter by $429,000 and almost doubled our first quarter profit performance. This result featured net profit from operations at each of our business segments. In our Managed Telecom and PKI Credentialing strategic growth segments, we realized 48% and 30% revenue gains, respectively, over last year’s second quarter. Our overall revenue result was constrained by a decrease at our Consulting Services business segment tied primarily to deferred spending in software/development programs. Nevertheless, net operating margins continued to improve and speak well for our internal forecasts of revenue growth and increased profitability for the second half of 2009. We continue to aggressively market our capabilities to our target markets, and to our existing customer base. During the second quarter, we added new clients and expanded existing relationships in each of our segments. We continue to expand our distribution channels to ensure our ability to effectively respond as the demand for our products and services continues to expand.”

WidePoint CFO Jim McCubbin said, “We were pleased to see continued revenue, margin and income growth in our second quarter and first half of 2009 as compared to the same period last year. Looking at the comparisons of our second quarter 2009 to our first quarter 2009 performance we were also pleased to witness our revenue growth and economies of scale within our two managed service segments drive margin improvements in our gross margins. These improvements predominantly found their way into our net income and bode well for our financial model in the future as revenue growth and new contract wins should continue to expand margins and bottom line performance.”

WidePoint will hold a conference call with CEO Steve Komar, CFO Jim McCubbin and Jin Kang, president of the company’s Mobile Telecom Expense Management subsidiary iSYS, today, August 17, at 4:30 p.m. EDT. The call will cover the company’s quarterly results. To participate, call 1-877-941-2332 any time after 4:20 p.m. ET on August 17, 2009. International callers should dial 1-480-629-9723. At any time during the conference, if callers should experience any difficulty or require operator assistance, they can press the star followed by the zero button. This will call an operator to the line. One hour after the call an MP3 file of the call will be available at http://hawkassociates.com for approximately 90 days after the call.

About WidePoint

WidePoint is a leading provider of advanced information technology products and services including identity assurance and information management and protection services, forensic informatics and wireless technology services. WidePoint has several wholly owned subsidiaries holding major contracts, Operational Research Consultants, Inc. (ORC), iSYS, LLC, Protexx, and WidePoint IL. WidePoint enables organizations to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit http://www.widepoint.com.

An investment profile about WidePoint may be found at http://www.hawkassociates.com/profile/wyy.cfm.

For investor relations information regarding WidePoint, visit http://www.hawkassociates.com and http://www.americanmicrocaps.com, or contact Frank Hawkins, Hawk Associates, at 305-451-1888, e-mail: widepoint@hawkassociates.com. To receive notification of future releases via e-mail, subscribe at http://www.hawkassociates.com/about/alert/.

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Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company’s periodic reports filed with the SEC. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.

The Financial Statements are below.

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$2,953,411	$4,375,426
Accounts receivable	6,038,489	5,282,192
Unbilled accounts receivable	1,413,811	2,301,893
Prepaid expenses and other assets	277,546	267,666
Total current assets	10,683,257	12,227,177
Property and equipment, net	396,754	431,189
Goodwill	8,579,363	8,575,881
Intangibles, net	1,791,245	2,236,563
Other assets	103,573	110,808

Total assets	$21,554,192	$23,581,618

Liabilities and stockholders’ equity
Current liabilities:
Related party note payable	$--	$2,140,000
Short term note payable	64,791	97,158
Accounts payable	4,037,832	2,465,394
Accrued expenses	1,229,610	2,548,106
Deferred revenue	1,241,018	1,667,969
Short-term portion of long-term debt	503,462	486,707
Short-term portion of capital lease obligation	94,192	107,141
Total current liabilities	7,170,905	9,512,475
Deferred income tax liability	235,336	156,891
Long-term debt, net of current portion	865,025	1,117,230
Deferred rent, net of current portion	41,751	--
Capital lease obligation, net of current portion	51,487	95,248

Total liabilities	$8,364,504	$10,881,844
Stockholders’ equity:
Common stock, $0.001 par value; 110,000,000 shares authorized; 58,305,514 and
58,275,514 shares issued and outstanding, respectively	58,306	58,276
Stock warrants	38,666	38,666
Additional paid-in capital	67,305,095	67,194,788
Accumulated deficit	(54,212,379)	(54,591,956)

Total stockholders’ equity	13,189,688	12,699,774

Total liabilities and stockholders’ equity	$21,554,192	$23,581,618

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)
Revenues, net	$10,392,282	$9,264,073	$20,527,664	$16,414,638
Cost of sales (including amortization and
depreciation of $242,755, $226,699, $485,891, and	8,190,224	7,647,258	16,282,504	13,693,560
$440,605, respectively)

Gross profit	2,202,058	1,616,815	4,245,160	2,721,078
Sales and marketing	265,317	246,828	494,783	412,531
General & administrative (including stock
compensation expense 123 (r) of $75,857, $104,378,
$106,587, and $476,080, respectively)	1,576,711	1,477,374	3,112,982	3,157,648
Depreciation expense	41,105	38,718	84,112	76,033

Income (Loss) from operations	318,925	(146,105)	553,283	(925,134)
Interest income	4,651	56,118	18,739	72,060
Interest expense	(33,701)	(86,554)	(114,000)	(186,127)
Other expense	--	(1,698)	--	(1,698)

Net income (loss) before income tax	$289,875	$(178,239)	$458,022	$(1,040,899)
Deferred income tax expense	39,223	--	78,445	--

Net income (loss)	$250,652	$(178,239)	$379,577	$(1,040,899)

Basic earnings (loss) per share	$0.004	$(0.003)	$0.007	$(0.019)

Basic weighted average shares outstanding	58,305,514	56,447,841	58,300,044	55,240,764

Diluted earnings (loss) per share	$0.004	$(0.003)	$0.006	$(0.019)

Diluted weighted average shares outstanding	61,562,251	56,447,841	60,788,081	55,240,764

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$250,652	$(178,239)	$379,577	$(1,040,899)
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Deferred income tax expense	39,223	--	78,445	--
Depreciation expense	54,975	52,550	112,233	102,664
Amortization	228,885	212,868	457,770	413,975
Amortization of deferred financing costs	2,911	2,143	3,753	4,286
Stock options expense	75,857	104,378	106,587	476,080
Loss (Gain) on disposal of equipment	--	(2,378)	--	(2,378)
Changes in assets and liabilities (net of business
combinations):
Accounts receivable and unbilled accounts receivable	(76,279)	509,938	131,785	2,064,059
Prepaid expenses and other current assets	(62,913)	(75,558)	(9,880)	(185,103)
Other assets	475	(75,147)	15,482	(50,723)
Accounts payable and accrued expenses	(1,394,661)	(199,507)	198,442	548,229
Deferred revenue	(259,221)	(300,505)	(426,951)	(26,115)

Net cash (used in) provided by operating
activities	$(1,140,096)	$50,543	$1,047,243	$2,304,075

Cashflows from investing activities:
Purchase of subsidiary, net of cash acquired	(3,482)	--	(3,482)	(4,901,745)
Purchase of property and equipment	(70,072)	(36,063)	(77,798)	(63,586)
Software development costs	(770)	--	(12,452)	--

Net cash used in investing activities	$(74,324)	$(36,063)	$(93,732)	$(4,965,331)

Cashflows from financing activities:
Borrowings on notes payable	400,737	--	400,737	3,800,000
Principal payments on notes payable	(551,098)	(1,435,469)	(2,711,303)	(2,044,940)
Principal payments under capital lease
obligation	(26,552)	(29,270)	(56,710)	(57,981)
Proceeds from exercise of stock options	--	--	3,750	14,400
Proceeds from issuance of stock	--	4,080,000	--	4,080,000
Costs related to issuance of stock	--	(140,298)	--	(140,298)
Costs related to renewal fee for line of credit	--	--	(12,000)	--
Costs related to financing purchase of
subsidiary	--	--	--	(13,713)

Net cash (used in) provided by
financing activities	$(176,913)	$2,474,963	$(2,375,526)	$5,637,468

Net (decrease) increase in cash	$(1,391,333)	$2,489,443	$(1,422,015)	$2,976,212
Cash and cash equivalents, beginning of period	$4,344,744	$2,318,760	$4,375,426	$1,831,991

Cash and cash equivalents, end of period	$2,953,411	$4,808,203	$2,953,411	$4,808,203

Supplementary Information:
Promissory Note issued for iSYS acquisition
	--	--	$--	$2,000,000
Liabilities incurred but not yet paid relating to
stock issuance	$--	$41,949	$--	$41,949
Value of 1.5 million common shares issued as
consideration in the acquisition of iSYS	--	--	--	1,800,000
Cash paid for interest	$31,842	$38,393	$263,975	$81,793

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